Exhibit 99.6

OWENS CORNING AND SUBSIDIARIES

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

FOR THE SUCCESSOR YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007, THE SUCCESSOR TWO MONTHS ENDED DECEMBER 31, 2006 AND THE PREDECESSOR TEN MONTHS ENDED OCTOBER 31, 2006

(in millions)

	Balance at Beginning Of Period	Charged to Costs and Expenses		Charged to Other Accounts	Deductions		Acquisitions and Divestitures		Balance at End of Period
Successor:
FOR THE YEAR ENDED DECEMBER 31, 2008:
Allowance for doubtful accounts	$23	$5		$(2)	$(5	)(a)	$—		$21
Tax valuation allowance	$125	$913		$91	$—		$(19)		$1,110

Successor:
FOR THE YEAR ENDED DECEMBER 31, 2007:
Allowance for doubtful accounts	$26	$7		$(4)	$(14	)(a)	$8	(c)	$23
Tax valuation allowance	$146	$8		$(59)	$—		$30		$125

Successor:
FOR THE TWO MONTHS ENDED DECEMBER 31, 2006:
Allowance for doubtful accounts	$19	$2		$8	$(3	)(a)	$—		$26
Tax valuation allowance	$146	$—		$—	$—		$—		$146

Predecessor:
FOR THE TEN MONTHS ENDED OCTOBER 31, 2006:
Allowance for doubtful accounts	$18	$4		$1	$(4	)(a)	$—		$19
Tax valuation allowance	$2,388	$(2,242	)(b)	$—	$—		$—		$146

Notes:

(a)	Uncollectible accounts written off, net of recoveries.
(b)	This decrease relates primarily to the $2,299 million elimination of the asbestos valuation allowance.
(c)	Includes $1 million reduction related to the Siding Solutions divestiture and $9 million related to the Acquisition.